Amended and Restated Severance Agreement

This Amended and Restated Severance Agreement (“Agreement”) is entered into as of this 29th day of December, 2006, by and between Capital Corp of the West, a California corporation (“CCOW”), and Katherine Wohlford, (the “Executive”). This Agreement amends and restates the severance agreement (“Original Agreement”) dated March 29, 2006, and entered into by and between CCOW and the Executive to make technical changes to comply with section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and make other changes.

1. Term of Agreement. The initial term of this Agreement shall be for a period of two years, commencing December 29, 2006. On the first anniversary of this Agreement and on each anniversary thereafter, this Agreement shall be extended automatically for one additional year unless CCOW’s Board of Directors gives notice to the Executive in writing at least 90 days before the anniversary that the term of this Agreement will not be extended. If the Board of Directors determines not to extend the term, it shall promptly notify the Executive. Unless terminated earlier, this Agreement shall terminate when the Executive attains age 65 or such age as shall be mutually agreed upon by the Executive and Board. If the Board of Directors decides not to extend the term of this Agreement, this Agreement shall nevertheless remain in force until its term expires.

2. Change in Control Combined with Employment Termination. (a) Lump-Sum Severance. . CCOW shall make a lump-sum payment (“Severance Benefit”) to the Executive in an amount in cash equal to the Executive’s annual compensation if (i) the Executive’s employment with CCOW or a subsidiary of CCOW is involuntarily terminated within 12 months after a Change in Control of CCOW, except for termination for Cause under section 5(a) of this Severance Agreement or (ii) if the Executive terminates employment with CCOW or a subsidiary of CCOW for Good Reason within 12 months after a Change in Control of CCOW. Subject to section 16, the payment required under this section 2(a) is payable no later than 15 business days after the date the Executive’s employment terminates and shall not be reduced to account for the time value of money or discounted to present value. If the Executive terminates employment for Good Reason, the date of termination shall be the date specified by the Executive in the notice of termination. If the Executive is removed from office or if the Executive’s employment terminates before the Change in Control of CCOW occurs but after a confidentiality agreement is entered into with a third party regarding a Change in Control of CCOW, and if those discussions ultimately conclude with a Change in Control of CCOW within 12 months of the date of such confidentiality agreement, then for purposes of this Agreement Executive’s Separation of Service with CCOW or a subsidiary of CCOW shall be deemed to have occurred after the Change in Control of CCOW, and Executive shall be entitled to the Severance Benefit subject to the application of the provisions in section 16, herein.

For purposes of this Agreement, annual compensation means (x) the Executive’s annual base salary on the date of the Change in Control excluding any compensation that may be earned in the Executive’s capacity as a director if the Executive is serving as a director, plus (y) the average bonus earned by the Executive in the three calendar years immediately preceding the year in which the Change in Control occurs, regardless of when the bonus is paid. CCOW recognizes that the bonus compensation earned by the Executive for a particular year’s service might be paid in the year after the calendar year in which the bonus is earned. The term bonus means the sum of any nonperformance based bonus compensation and nonequity incentive compensation (performance based bonus) of the type that is required to be reported by the Securities and Exchange Commission’s rules governing disclosure of executive compensation, specifically Regulation S-K Item 402.

(b) Additional Severance Benefits. If the Executive is entitled to a Severance Benefit, Executive shall also be entitled to the following additional benefits (“Additional Severance Benefit”), subject to the application of the provisions of section 16, herein:

   1) CCOW shall cause the Executive to become fully vested in any qualified and non-qualified plans, programs, or arrangements, in which the Executive participated if the plan, program, or arrangement does not address the effect of a change in control,

   2) CCOW shall have contributed or cause to be contributed to the Executive’s 401(k) plan account the matching and profit-sharing contributions, if any, that the Executive is entitled to based upon all W-2 income earned by the Executive for the plan year,

   3) CCOW shall cause to be continued for 12 months after Executive’s termination of employment, health insurance coverage under the Consolidated Omnibus Reconciliation Act (“COBRA”) substantially identical to the coverage maintained for the Executive before employment termination with payment of such coverage to be paid by CCOW, and

4) In lieu of providing Executive with continued life and disability coverage for 12 months, CCOW shall pay to Executive an additional lump-sum amount equal to CCOW’s cost (determined as of the time immediately prior to the date of the Executive’s termination of employment) of providing Executive with group life and disability coverage for 12 months.

(c) No Mitigation Required. CCOW hereby acknowledges that it will be difficult and could be impossible (x) for the Executive to find reasonably comparable employment after termination, and (y) to measure the amount of damages the Executive suffers as a result of termination. Additionally, CCOW acknowledges that its general severance pay plans do not provide for mitigation, offset, or reduction of any severance payment received thereunder. Accordingly, CCOW further acknowledges that the payment of severance benefits under this Agreement is reasonable and shall constitute liquidated damages, and the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings, or other benefits from any source whatsoever create any mitigation, offset, reduction, or any other obligation on the part of the Executive hereunder or otherwise.

(d) Severance Benefits Are in Full Satisfaction of Any Claims the Executive May Have. The Executive agrees that CCOW’s payment of the Severance Benefit and Additional Severance Benefit are in lieu of any and all claims and/or damages that the Executive may have with respect to (i) the Change in Control of CCOW, other than claims to benefits expressly provided in other written agreements that provide for Change in Control benefits or (ii) the termination of the Executive’s employment. In addition, Executive agrees that CCOW’s payment of the Severance Benefit and Additional Severance Benefit are in full satisfaction of all such claims and damages.

3.Definition of Change in Control. For purposes of this Agreement, “Change in Control” means a change in control of CCOW as defined in section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations promulgated thereunder, and to the extent consistent with section 409A of the Code means the earliest occurrence of one of the following events:

A. A Change In Ownership of the Employer.

A change in ownership of the Employer occurs on the date that any person (or group of persons) acquires ownership of stock of the Employer that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Employer, respectively.

B. A Change in Effective Control of the Employer.

A change in effective control of the Employer occurs on the date that:

1. Any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Employer possessing thirty-five percent (35%) or more of the total voting power of the stock of the Employer, respectively; or

2. A majority of members of the Employer’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Employer’s Board, respectively prior to the date of the appointment or election.

C. A Change in Ownership of a Substantial Portion of the Employer’s Assets.

A change in the ownership of a substantial portion of the Employer’s assets occurs on the date that any person (or group of persons) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Employer, respectively that have a total gross fair market value equal to, or more than, forty percent (40%) of the total gross fair market value of all of the assets of the Employer, respectively immediately prior to such acquisition or acquisitions.

4. Definition of Separation of Service and Good Reason. For purposes of this Agreement “Separation of Service” means the Executive’s service as a director, executive, or independent contractor to the CCOW and any member of a controlled group, as defined in section 414 of the Code, terminates for any reason, other than because of a leave of absence approved by CCOW and other than because of the Executive’s death. For purposes of this Agreement, if there is a dispute about the Executive’s status or the date of the Executive’s Separation from Service, the Board of Directors of CCOW shall have the sole and absolute right to determine the date of Executive’s Separation of Service in conformance with section 409A of the Code and regulations promulgated thereunder.

For purposes of this Severance Agreement, the term Good Reason means the occurrence of any of the following without the Executive’s written consent -

(a) reduction of the Executive’s base salary, or

   (b) reduction of the Executive’s bonus, incentive, and other compensation award opportunities under CCOW’s or subsidiary’s benefit plans, unless a company-wide reduction of all officers’ award opportunities occurs simultaneously, or termination of the Executive’s participation in any officer or employee benefit plan maintained by CCOW or a subsidiary, unless the plan is terminated because of changes in law or loss of tax deductibility to CCOW for contributions to the plan, or unless the plan is terminated as a matter of policy applied equally to all participants, or

   (c) assignment to the Executive of duties or responsibilities that are materially inconsistent with the Executive’s duties and responsibilities immediately before the Change in Control, or any other action by CCOW or its successor that results in a material reduction or material adverse change in the Executive’s position, authority, duties, or responsibilities, or

   (d) failure to obtain an assumption of CCOW’s obligations under this Severance Agreement by a successor to CCOW, regardless of whether the entity becomes a successor as a result of a merger, consolidation, sale of assets, or other form of reorganization, or

   (e) relocation of CCOW’s principal executive offices or requiring the Executive to change the Executive’s principal work location to any location that is more than 50 miles from the location of CCOW’s principal executive offices on the date of this Severance Agreement.

5. Termination for Which No Severance Benefits Are Payable. (a) Termination for Cause. Despite any contrary provision of this Agreement, under no circumstance shall the Executive be entitled to severance benefits if the Executive’s employment terminates for Cause. For purposes of this Agreement, “Cause” means the Executive shall have committed any of the following acts -

   1) an act of fraud, embezzlement, or theft while employed by CCOW or a subsidiary, or conviction of the Executive for or plea of no contest to a felony or conviction of or plea of no contest to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive for 45 consecutive days or more, or

   2) gross negligence, insubordination, disloyalty, or dishonesty in the performance of the Executive’s duties as an officer of CCOW or subsidiary (for purposes of this Agreement, the term subsidiary means any entity in which CCOW directly or indirectly beneficially owns 50% or more of the outstanding voting securities); willful or reckless failure by the Executive to adhere to CCOW’s or subsidiary’s written policies; intentional wrongful damage by the Executive to the business or property of CCOW, including without limitation its reputation, which in CCOW’s sole judgment causes material harm to CCOW; breach by the Executive of fiduciary duties to CCOW and its stockholders, whether in the Executive’s capacity as an officer or as a director of CCOW or subsidiary,

   3) removal of the Executive from office or permanent prohibition of the Executive from participating in the Bank’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), or

   4) intentional wrongful disclosure of secret processes or confidential information of CCOW or affiliates, which in CCOW’s sole judgment causes material harm to CCOW or affiliates, or

   5) any actions that have caused the Executive to be terminated for cause under any employment agreement existing on the date hereof or hereafter entered into between the Executive and CCOW or a subsidiary, or

   6) the occurrence of any event that results in the Executive being excluded from coverage, or having coverage limited for the Executive as compared to other executives of CCOW or affiliates, under a blanket bond or other fidelity or insurance policy covering directors, officers, or employees.

For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed to have been intentional if it was due primarily to an error in judgment or negligence. An act or failure to act on the Executive’s part shall be considered intentional if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interests of CCOW. Any act or failure to act based upon authority granted by resolutions duly adopted by the board of directors or based upon the advice of counsel for CCOW shall be conclusively presumed to be in good faith and in the best interests of CCOW.

(b) Death or Disability. Despite any contrary provision of this Agreement, under no circumstance shall the Executive be entitled to severance benefits if the Executive dies while actively employed by CCOW or a subsidiary, or if the Executive becomes disabled while actively employed by CCOW or a subsidiary. For purposes of this Agreement, the term “disabled” means disabled as defined in section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the regulation promulgated thereunder. The benefits, if any, payable to the Executive or the Executive’s beneficiary or estate for death or disability shall be determined solely by such benefit plans or arrangements as CCOW or subsidiary may have with the Executive relating to death or disability, not by this Agreement.

6. Notices. Any notice to the Executive required or permitted under this Agreement shall be given in writing to the Executive, either by personal service or by certified mail, postage prepaid, and if mailed shall be addressed to the Executive at the Executive’s home address then shown on CCOW’s files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (x) on the date of service if personally served on the party to whom notice is to be given, or (y) the fifth business day after mailing if mailed to the party to whom notice is to be given in the manner provided in this section.

7. Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, beneficiaries or legal representatives without CCOW’s prior written consent. However, nothing in this section shall preclude the Executive from designating a beneficiary to receive any benefit payable hereunder upon his/her death, or the executors, administrators, or other legal representatives of the Executive or the Executive’s estate from assigning any rights hereunder to the person or persons entitled thereto.

8. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Executive and CCOW and their respective successors.

10. Modification and Waiver. (a) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

(b) Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived. No delay in exercising any rights shall be construed as a waiver, nor shall a waiver on one occasion operate as a waiver of such right on any future occasion.

11. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to this Agreement and contains all of the covenants and agreements between the parties with respect to this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid and binding.

12. Severability. The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. Any provision held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it valid and enforceable.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

14. This Agreement Is Not an Employment Contract. The parties hereto acknowledge and agree that (x) this Agreement is not an employment agreement and (y) nothing in this Agreement shall give the Executive any right or impose any obligations to continued employment by CCOW, nor shall it give CCOW any rights or impose any obligations for the continued performance of duties by the Executive for CCOW or any subsidiary or successor of CCOW.

15. Withholding of Taxes. CCOW may withhold from any benefits payable under this Agreement all Federal, state, local or other taxes as may be required by law, governmental regulation, or ruling.

16. Compliance with Internal Revenue Code Section 409A. CCOW and the Executive intend that their exercise of authority or discretion under this Agreement shall comply with section 409A of the Code. If when the Executive’s employment terminates the Executive is a specified employee, as defined in section 409A of the Code, and if any payments or benefits under this Agreement will result in additional tax or interest to the Executive because of section 409A of the Code, then despite any provision of this Agreement to the contrary the Executive will not be entitled to the payments or benefits until the earliest of (x) the date that is at least six months after termination of the Executive’s employment for reasons other than the Executive’s death, (y) the date of the Executive’s death, or (z) any earlier date that does not result in additional tax or interest to the Executive under section 409A of the Code. As promptly as possible after the end of the period during which payments or benefits are delayed under this provision, the entire amount of the delayed payments shall be paid to the Executive in a single lump sum. If any provision of this Agreement does not satisfy the requirements of section 409A of the Code, such provision shall be applied in a manner consistent with those requirements, despite any contrary provision of this Agreement. If any provision of this Agreement would subject the Executive to additional tax or interest under section 409A of the Code, CCOW shall reform the provision. However, CCOW shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and CCOW shall not be required to incur any additional compensation expense as a result of the reformed provision. References in this Agreement to section 409A of the Code include rules, regulations, and guidance of general application issued by the Department of the Treasury under section 409A of the Code.

17. CODE SECTION 280G.

The Executive and CCOW acknowledge that for federal income tax purposes there is (i) the limitation on the deductibility by CCOW and (ii) the imposition of an excise tax on the Executive for certain change in control benefits under, but not limited to section 280G of the Code and any successor to section 280G of the Code. If, after taking into account the Severance Benefit and Additional Severance Benefit to Executive and all other compensation payments to or for the benefit of the Executive that are included in determining the deductibility of such payments under section 280G of the Code or any successor to section 280G of the Code, it is determined that section 280G of the Code and section 4999 of the Code apply and result in an excess tax payable by Executive for such payments, then the amount of the Severance Payment shall be increased to include a special lump sump payment payable to the Executive at the time of the Change in Control equal to 60% of the amount of the Severance Payment and Additional Severance Benefit that is included for purposes of determining the deductibility of such payments under section 280G of the Code or any successor to section 280G of the Code.

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In Witness Whereof, the parties have executed this Agreement as of the date first written above.

Executive     Capital Corp of the West

By: /S/Katherine Wohlford   By:  /S/Thomas T. Hawker_______
Katherine Wohlford    Thomas T. Hawker, President and
Executive Vice President and   Chief Executive Officer
Chief Administrative Officer